Exhibit 5.1

[Wachtell, Lipton, Rosen & Katz Letterhead]

[   ], 2016

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

Re:                 Registration Statement on Form S-4 (File No. 333-[   ])

Ladies and Gentleman:

We have acted as special counsel to Abbott Laboratories, an Illinois corporation ( “Abbott”), in connection with the preparation and filing of Abbott’s Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to Abbott’s common shares, without par value (the “Abbott Shares”) to be issued by Abbott pursuant to the terms of the Agreement and Plan of Merger, dated as of April 27, 2016, by and among Abbott, St. Jude Medical, Inc., a Minnesota corporation, Vault Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Abbott, and Vault Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Abbott (the “Merger Agreement”).

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, Abbott’s restated articles of incorporation and Abbott’s by-laws.  We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion.  As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of Abbott and certificates or comparable documents of public officials and of officers and representatives of Abbott.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Abbott Shares to be issued by Abbott pursuant to the terms of the Merger Agreement are or will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Abbott Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Abbott Shares will be validly issued, fully paid and nonassessable.

This opinion is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.  We are members of the bar of the State of New York; Abbott is an Illinois corporation, and we have not considered, and we express no opinion as to, any law other than the Illinois

Business Corporation Act (including the statutory provisions, and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Abbott Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.  This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

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